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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (File Nos. 33-71266, 33-71776, 33-72166, 33-86982,
333-03845, 333-42183, 333-53915, 333-53917 and 333-50970) and on Form S-3 (File
No. 333-55512) of The J. Jill Group, Inc. of our report dated February 13, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2001 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2001